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Exhibit 23 - Consent of Independent Public Accountants

                          Independent Auditor's Consent

We consent to the incorporation by reference our report dated March 18, 2005 on the financial statements of Mackinac Financial Corporation and Subsidiaries for the year ended December 31, 2004, appearing in the Mackinac Financial Corporation 2004 Annual Report to Shareholders which is incorporated by reference into this Form 10-K.

/s/  Plante & Moran, PLLC

Plante & Moran, PLLC

Grand Rapids, Michigan
March 18, 2005